Exhibit 10.1
AGREEMENT AND PLAN OF MERGER

           This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November __, 2013 (the “Execution Date”) , by and among PREMIER ALLIANCE GROUP, INC., a Delaware corporation (“Premier”), ROOT9B PARTNERS, LLC, a North Carolina limited liability company (“Merger Sub”) and ROOT9B, LLC a Colorado limited liability company (“Root9B”). Eric Hipkins (“Hipkins”) is a party to this Agreement solely for purposes of the Articles listed on the signature page.  Upper case terms that are not defined on their first use in this Agreement will have the definitions given them in Article XI.

ARTICLE I
THE MERGER

Section 1.1                      The Merger.  At the Effective Time and upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable provisions of the NCLLCA and the CCBA, Merger Sub shall be merged with and into Root9B (the “Merger”), with Root9B being the surviving entity of the Merger (the “Surviving Entity”) and becoming a wholly-owned subsidiary of Premier.  Following the Merger, the separate existence of Merger Sub shall cease.

Section 1.2                      Effects of Merger.  The Merger will have the effects stated in the NCLLA and the CCBA. The Merger will be effective on the date and time that is the later of the effectiveness of the filing of the two Articles of Merger (the “Effective Time”).

Section 1.3                      Governance of Surviving Entity.  Effective immediately following the Merger, the operating agreement of Merger Sub in the form attached as Exhibit A shall be the operating agreement of the Surviving Entity, until amended in accordance with its terms and applicable Law. As of the Effective Time, the officers of the Surviving Entity will be those individuals listed on Schedule 1.3, each of whom shall serve in such capacity until his successor is duly elected or appointed and qualified.

Section 1.4                      Merger Shares and Cash Consideration.

           (a)           At the Effective Time, by virtue of the Merger, and without further action by any person or entity, the Root9B Interests shall automatically be converted into the right to receive the Merger Shares and the Cash Consideration, and Premier will receive and be the owner of all of the Root9B Interests.

           (b)           Premier will issue the Escrow Shares in the name of Eric Hipkins, who will be the legal and beneficial owner of those shares but will deliver the certificate for those shares together with a blank assignment separate from certificate to the Escrow Agent, to be governed by the terms of the Escrow Agreement.  Premier will issue the remaining Merger Shares to the members of Root9B as shown in Schedule 1.4.

           (c)           Premier will pay the Cash Consideration to the members of Root9B as shown on Schedule 1.4.  Notwithstanding the foregoing, in the event that the Working Capital is less than the Working Capital Threshold (as determined immediately prior to the Effective Time), the Cash Consideration will be reduced in an amount equal to the difference, and if more than the Working Capital Threshold, the Cash Consideration will be increased in an amount equal to the difference (“Positive Working Capital Amount”).  In the event of any adjustment to the Cash Consideration, the amount of Cash Consideration payable to each member of Root9B will be adjusted in proportion to the Merger Consideration otherwise payable or issuable to that individual.  The provisions of this Section 1.4(c) are based on Schedule A, Working Capital Computation, annexed hereto.  Within 30 days after the Effective Time, Root9B shall, by Hipkins, deliver a balance sheet as of the Effective Time (the “Closing Balance Sheet”).  If the Closing Balance Sheet, using the methodology of Schedule A, indicates a different amount of Working Capital than Schedule A, then if greater, the difference shall be paid to Hipkins, and if less, Hipkins shall be responsible for the prompt payment of the difference to Premier.

Section 1.5                      Tax Consequences.  The parties intend that the Merger constitute a reorganization within the meaning of Section 368(a) of Code.  Each party shall use its commercially reasonable efforts to cause the Merger to be so qualified, shall report the Transactions in a manner consistent with such reorganization treatment and shall not take any position inconsistent with that treatment in any Tax Return, refund claim, litigation or otherwise.  Neither Root9B nor Premier is aware of any fact, condition, or other circumstance, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.  The parties adopt this Agreement as a plan of reorganization within the meaning of the Code.

Section 1.6                      Deliveries of Parties.  The parties will deliver the following additional items at the Effective Time:

Delivery	By
A copy of an action of the manager and members of Root9B authorizing the execution, delivery and performance of this Agreement, the Related Documents and the Transactions certified by the CEO of Root9B as being true and correct copies of the original subject to no modifications or amendments.
Root9B
All authorizations, consents, approvals, and permits referenced in this Agreement including but not limited to consents required in connection with any contract to which Root9B is a party.	Root9B
The Escrow Agreement.	Escrow Agent Hipkins Premier
The Employment Agreements.	Root9B and the employee
Non-Competition Agreements.	Premier and Hipkins and Morris

A copy of resolutions of the Board of Directors of Premier authorizing the execution, delivery and performance of this Agreement, the Related Documents, and the Transactions certified by the Secretary of Premier as being a true and correct copy of the original subject to no modifications or amendments.
Premier
A copy of resolutions of the manager of Merger Sub authorizing the execution, delivery and performance of this Agreement, the Related Documents, and the Transactions.	Merger Sub
Releases.	Root9B Interest holders
Such other instruments as shall be necessary or appropriate to carry out and effect the purpose and intent of this Agreement and the Transactions.	All parties

           The Closing and all  deliveries shall take place at the offices of counsel for Premier unless otherwise agreed, immediately prior to the Effective Time (the “Closing”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF ROOT9B

Root9B and Hipkins hereby represent and warrant to Premier and Merger Sub, as of the Execution Date and as of the moment immediately prior to Closing as follows (the Disclosure Schedule referred to herein being an integral part of these representations and warranties):

Section 2.1                      Organization and Qualification; Investments.

           (a)           Root9B is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado with all requisite power and authority to own its assets, lease its properties, and to conduct its business as it is presently conducted.  Root9B is qualified to do business and is in good standing in each jurisdiction where it conducts the Business.  Those jurisdictions are listed on Schedule 2.1(a).

           (b)           Root9B does not have any affiliates or hold any direct or indirect equity investments in other businesses, joint ventures, partnerships or other entities.

           (c)           Schedule 2.1(c) has complete copies of Root9B's Governance Documents, foreign qualification documents, and a list of Root9B’s officers.

           (d)           The Root9B Interests are uncertificated.

Section 2.2.                      Authorization.  Root9B has full power and authority to perform its obligations under this Agreement and consummate the Transactions.  Root9B's execution and delivery of this Agreement and the Related Documents and its performance of the Transactions have been duly authorized by all requisite action, including, without limitation, by

Root9B's managers and members.  This Agreement and the Related Documents have been duly and validly executed and delivered by Root9B and constitute legal, valid and binding obligations of Root9B, enforceable in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency or similar laws relating to creditors' rights and remedies generally.

Section 2.3.                      No Violation.  Neither the execution and delivery of this Agreement or the Related Documents by Root9B and the performance of Root9B's obligations nor the completion of the Transactions will:

           (a)           violate or result in any breach of any provision of  Root9B's Governance Documents;

           (b)           except as set forth on Schedule 2.3(b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of any Root9B or otherwise) any obligation under, or result in the loss of any benefit under, any agreement to which Root9B is a party, or give rise to the creation of any Encumbrance upon any of the assets of Root9B; or

           (c)           violate any order, writ, judgment, injunction, decree, statute, law, rule, regulation or ordinance of any Governmental Authority applicable to Root9B or the Assets.

Section 2.4.                      Ownership.  Schedule 2.4 lists the name, address and interest of each person or entity that has any Root9B Interest or the right by any means to acquire such interest.

Section 2.5.                      Consents and Approvals.  Except as listed on Schedule 2.5, no filing or registration with, no notice to, and no permit, authorization, consent or approval of any Governmental Authority or any other person is necessary for Root9B to execute and deliver this Agreement and the Related Documents, including all contract and lease assignments or to enable Premier after the Closing to continue to conduct the Business as presently conducted.

Section 2.6.                      Financial Statements. Schedule 2.6 contains Root9B’s:  (i) compiled balance sheet for December 31, 2012; (ii) compiled Balance Sheet for September 30, 2013 (the “Balance Sheet Date”); (iii) compiled statement of profit and loss for calendar year 2012; and (iv) compiled statement of profit and loss for the 9 month period ending on September 30, 2013 (the “Financial Statements”). The Financial Statements are accurate in all material respects and have been prepared from the books and records of Root9B and in accordance with GAAP (except for the absence of notes) consistently applied and fairly present the financial condition of Root9B as of the dates indicated and the results of the operations of Root9B for the periods indicated.

Section 2.7.                      Absence of Undisclosed Liabilities.  Except as set forth on Schedule 2.7, on the Balance Sheet Date, Root9B had no liability (whether accrued, absolute, contingent or otherwise, and whether then due or to become due) nor loss contingency, except as reflected on the Financial Statements, which would be required to be included therein in accordance with GAAP consistently applied, and Root9B has no Knowledge of any valid basis for the assertion of any such liability or loss contingency.

Section 2.8.                      Absence of Certain Changes.  Except as set forth in Schedule 2.8, since the Balance Sheet Date, Root9B has conducted its business in the usual ordinary course, and, without limiting the generality of the foregoing, since such date, there has not been;

           (a)           any Material Adverse Effect;

           (b)           any capital expenditure or commitment in excess of $5,000 individually or $10,000 in the aggregate;

           (c)           any sale, lease, license, Encumbrance or other transfer or disposition of any assets or properties of Root9B, except in the ordinary course of its business;

           (d)           any forgiveness or cancellation of any debts or claims, or, except in the ordinary course, any discharge or satisfaction of any encumbrance or payment of any liability or obligation, of Root9B;

           (e)           any change in Root9B's credit practices or any creation or assumption of indebtedness for money borrowed, or any making of loans, advances or capital contributions;

           (f)           any adoption of a new Benefit Plan;

           (g)           any entry into or commitment to enter into any contract of the type required to be disclosed herein by Root9B or any change or amendment to any such contract, or any entry into any or commitment to enter into any contract with an affiliate of Root9B;

           (h)           any damage, destruction or loss to the properties or assets owned, leased or used by Root9B, whether or not covered by insurance;

           (i)           any change by Root9B in its financial or tax accounting principles or methods;

           (j)           any acquisition (by merger, consolidation or acquisition of stock or assets) by Root9B of any business entity or division or assets thereof;

           (k)           any loss of any customer or project by Root9B; or

           (l)           any resignation or termination of employment of any employee of Root9B and Root9B has no Knowledge of any such impending resignation of any employee nor any compensation increase however made.

Section 2.9.                      Litigation.  Except as set forth in Schedule 2.9, there are no Claims pending or, to the Knowledge of Root9B, threatened against or affecting Root9B or any of its properties, assets or rights before any Governmental Authority, or otherwise (“Existing Litigation”). Root9B has no Knowledge of any fact or condition which could reasonably be expected to serve as a basis for the assertion of any Claim.  There is no Claim initiated by Root9B pending or that Root9B intends to initiate or is considering initiating.

Section 2.10.                                Title to Assets.  Except as set forth in Schedule 2.10: (i) Root9B has good and marketable title to all of the Assets; and (ii) the Assets are free and clear of any and all liens and encumbrances (except for those Assets disposed of in the ordinary course of business).  Schedule 2.10 lists all of the Assets that are individually or in the aggregate material to Root9B which are not owned by Root9B.  Except as set forth in Schedule 2.10 and for items that by their nature are portable, such as laptop computers, pads, cell phones, and vehicles, all of the Assets are located at Root9B's facilities in Colorado and Texas.

Section 2.11.                                Assets Sufficient.  The Assets are, in all respects, sufficient for the conduct of normal and customary operations of the business as presently conducted by Root9B.

Section 2.12.                                Contracts.

           (a)            Schedule 2.12(a) sets forth a complete and accurate list of: (i) Ordinary Course Contracts (those entered into in the ordinary course, including purchase orders, payables and supplier agreements), which involve obligations (contingent or otherwise) of, or payments to, Root9B in excess of $10,000; (ii) the license of any patent, copyright, trade secret or other proprietary right to or from Root9B; (iii) provisions restricting or affecting the development, distribution or provision of the products or services of Root9B; (iv) indemnification by or to Root9B; (v) obligations of Root9B which are not terminable by Root9B upon no more than ninety (90) days' notice; (vi) purchase of capital equipment any unit of which costs more than $10,000; (vii) non-competition; (viii) employment; (ix) consulting and (x) agency agreements ((ii) – (x) collectively referred to as the "Material Contracts").  The Ordinary Course Agreements and Material Contracts were negotiated at arms' length and in good faith by Root9B.

           (b)           Schedule 2.12(b) sets forth a complete and accurate list of all guarantees, loans or other financing agreements pursuant to which Root9B is or may be liable as guarantor, obligor or payor or otherwise for the guarantee of such payment and the amounts thereof (the "Debt Contracts").

           (c)           Other than as set forth in Schedule 2.12(c), Root9B is not in default with respect to any obligation to be performed under any Material Contract or Debt Contract, and to the Knowledge of Root9B, each other party to a Material Contract or Debt Contract is not in default with respect to any obligation to be performed.

           (d)           Except as set forth in Schedule 2.12(d), no consent by, notice to or approval from any third party is required under any Material Contract or Debt Contract as a result of or in connection with the execution, delivery or performance of this Agreement and/or the Related Documents or the consummation of the Transactions.

           (e)           Schedule 2.12(e) sets forth any restriction on the conduct of the business of Root9B imposed on Root9B under (i) any Law or a Governmental Authority; or (ii) any covenant or agreement.

Section 2.13.                                Benefit Plans; Labor Relations.

           (a)           Schedule 2.13(a) contains a complete and accurate list of each Benefit Plan.

           (b)           With respect to each Benefit Plan, Root9B has delivered to Premier: (i) an accurate and complete copy of any Benefit Plan and its amendments that is in writing; and (ii) an accurate and detailed written description or any unwritten Benefit Plan; (iii) any related trust or other funding documents, and (iv) any reports or summaries required by any Governmental Authority relating to a Benefit Plan.

           (c)           Root9B is not a party to any collective bargaining agreement or other labor agreement with any union or labor organization, and to the Knowledge of Root9B, there is no activity or proceeding of any labor organization or employee group to organize any such employees.

           (d)           Schedule 2.13(d) contains a complete and accurate list of the following information for each employee of Root9B, including each employee on leave of absence: name, job title; current compensation paid or payable and any change in compensation since January 1, 2013; vacation accrued through the Balance Sheet Date; and eligibility to participate under any Benefit Plan.

Section 2.14.                                Taxes.

           (a)           Except as set forth in Schedule 2.14(a), Root9B has:

                      (i)           timely filed or caused to be filed with appropriate Taxing Authorities all Tax Returns required to be filed by it;

                      (ii)           made available to Premier complete and accurate copies of schedule C (relating to Roo9B) of  Hipkins' federal income Tax Returns for 2010, 2011, and 2012; and

                      (iii)           paid or caused to be paid all Taxes (including any additions or penalties if any) if any required to be paid by Root9B in respect of the periods for which its Tax Returns are due.

           (b)           Root9B is not a party to any action, suit or proceeding with any Taxing Authority for the assessment or collection of Taxes related to Root9B or the Business, nor is any claim or assessment for collection of Taxes been asserted against it, and there is no audit examination, deficiency or refund litigation or matter in controversy outstanding with respect to any Taxes.

           (c)           The Tax Returns are complete and accurate in all respects, and are in compliance, in all respects, with all applicable Tax statutes, Laws, rules and regulations.  No tax returns of Root9B have been audited.

Section 2.15.                                Environmental Matters.  Except as disclosed in Schedule 2.15: (i) Root9B is in full compliance with all Environmental Laws, (ii) Root9B has obtained all permits required under any Environmental Law, and (iii) Root9B does not have Knowledge of any notice of any Claim brought by or before any Governmental Authority relating to (A) any alleged noncompliance with any requirement of any Environmental Law or (B) the presence or alleged presence of Hazardous Substances in or upon any Root9B Facilities and whether against Root9B or any of the assets or properties of Root9B, and Root9B has no Knowledge of any basis for any such notice or actions.

Section 2.16.                                Compliance with Laws.

           (a)           Schedule 2.16(a) sets forth all of the licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of the business of Root9B.  Except as set forth in Schedule 2.16(a), Root9B properly holds, and at all relevant times has held, all material licenses, franchises, permits, consents and authorizations necessary for the lawful conduct of its business, and the business is not being and, during the relevant statute of limitations period, has not been conducted in violation of any Law applicable to the Business or the Assets.

           (b)           Root9B has not received any notification of any failure by Root9B to comply with any Law applicable to it.

Section 2.17.                                Absence of Questionable Payments.  Neither Root9B nor any of its managers, officers, employees or consultants acting on behalf of the Business, nor any other person acting on their behalf or on behalf of the Business:

           (a)           has made any political contributions in violation of Law;

           (b)           has received any payments, services or gratuities in connection with the business which were not legal to receive or which Root9B or such persons should have known were not legal for the payor or the provider to make or provide; or

           (c)           has made any unlawful payments or given or agreed to give any gift or similar benefit of more than nominal value in connection with the business to governmental officials in their individual capacities for the purpose of assisting Root9B in securing or retaining any business opportunity, contract, permit or license or in conducting the usual and customary operations of the business or in clearing the shipment of goods through customs in any country.

Section 2.18.                                Brokers' Fees and Commissions.  Neither Root9B nor any of its managers, officers, employees or consultants has employed any investment banker, broker, finder or intermediary, and no fee or other commission is owed to any third party, in connection with the Transactions.

Section 2.19.                                Proprietary Rights.

           (a)           Schedule 2.19(a) is a complete and accurate list of all patents, copyrights, trademarks, trade names and trade secrets in which Root9B has proprietary rights and which relates to the Business (the "Proprietary Rights").  The Proprietary Rights are all those necessary for the ordinary and usual conduct of the Business prior to and after the Effective Time.

           (b)           To the best of Root9B's Knowledge the use of the Proprietary Rights does not infringe upon the rights of any other person or entity.  Root9B has not received any notice of a claim of such infringement nor were any such claims the subject of any action, suit or proceeding involving Root9B.

           (c)           Root9B has no Knowledge of any infringement or improper use by any third party of the Proprietary Rights, nor has Root9B instituted any action, suit or proceeding in which an act constituting an infringement of any of the Proprietary Rights was alleged to have been committed by a third party.

           (d)           Except as set forth in Schedule 2.19(d), there are no licenses, sublicenses or agreements relating to (i) the use by third parties of any of the Proprietary Rights or (ii) the use by Root9B of any of the Proprietary Rights, and, to the best of Root9B's Knowledge, there is no party with an adverse interest or claim affecting any of the Proprietary Rights.

           (e)           Schedule 2.19(e) identifies (i) all of the software and computer databases (collectively, the "Software and Databases") that are used in the conduct of the Business, (ii) states whether such Software and Databases are owned by or licensed to Root9B and, (iii) if licensed to Root9B, the name of the licensor and if licensed, the terms thereof.  Except as set forth on Schedule 2.19(e), Root9B has all legal right to use the Software and Databases as they are currently being used, and Root9B will continue to have the legal right to use the

Software and Databases in this manner following the consummation of the Transactions.  The use of the Software and Databases does not infringe upon the rights of any other person or entity, nor has Root9B received any notice of a claim of such infringement.  Except as listed on Schedule 2.19(e), there are no licenses, sublicenses or other agreements relating to the use of the Software and Databases granted by Root9B.

Section 2.20.                                Accounts Receivable; Payables.

           (a)           Except as set forth in Schedule 2.20, all outstanding accounts and notes receivable reflected on the Financial Statements and that are realized by Root9B between the Balance Sheet Date and the Effective Time (collectively, the "Closing Accounts Receivable"), are due and valid claims against account debtors for goods or services delivered or rendered, and subject to no defenses, offsets or counterclaims, except as specifically reserved against in the Financial Statements.  The accruals or reserves reflected in the Financial Statements reflect Root9B's historical bad debt experience.  The Closing Accounts Receivable will be fully collectible except to the extent reserved or accrued on the Financial Statement or as set forth on Schedule 2.20.  Except as set forth in Schedule 2.20, all Closing Accounts Receivable arose in the ordinary course of the Business.  Except as set forth in Schedule 2.20, no Closing Accounts Receivable are subject to prior assignment or other encumbrance.  Except as reflected in the Financial Statements or Schedule 2.20, Root9B has not incurred any liabilities to customers for discounts, returns, promotional allowances or otherwise through the date of the Financial Statements.

           (b)           All obligations of Root9B for money owed, whether in respect of the payment for goods and services, pursuant to financing arrangements or otherwise, have been fully reflected in the Financial Statements or are incurred in the ordinary course of business from and after the date thereof and through the Effective Time.

Section 2.21.                                Insurance.  Schedule 2.21 sets forth a complete and accurate list (including the name of the insurer, name, address and telephone number of the insurance broker or agent, type of coverage, premium, policy number, limits of liability for personal injury and property damage and expiration date) of all binders, policies of insurance, self insurance programs or fidelity bonds, other than bonds for excise taxes and custom duties (collectively the "Insurance Policies") maintained by Root9B or for which Root9B is a named insured.  All of the Insurance Policies have been issued under valid policies or binders for the benefit of Root9B, and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises with operations similar to those of Root9B.  All of the Insurance Policies are currently valid, issued, outstanding and enforceable, and each of the Insurance Policies shall remain in full force and effect at least through the respective expiration dates set forth in Schedule 2.21.  There are no pending or asserted claims against any Insurance Policy as to which any insurer has denied liability, and there are no claims under any Insurance Policy that have been disallowed or improperly filed.

Section 2.22.                                Real Estate.

           (a)           Root9B does not own any real property.

           (b)           Schedule 2.22(b) sets forth a complete and accurate list of all real property leased or subleased by or on behalf of Root9B (the "Real Estate Leases"), if any.  Root9B has been in peaceable possession of the premises covered by the Real Estate Leases since the commencement date of the original term of each Real Estate Lease.   Other than as set forth on Schedule 2.22(b), Root9B has delivered to Premier accurate, correct, and complete copies of the Real Estate Leases, as amended, which leases, as amended, are in full force and effect and constitute valid and binding obligations of the respective parties thereto.  There have not been and there currently are not any defaults under said leases by any party and no event has occurred which (whether with or without notice, lapse of time, or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord to terminate the lease.  Subject to obtaining the consents as set forth in the in Section 2.22(b), the continuation, validity, and effectiveness of the Real Property Leases under the current rentals and other current material terms thereof will in no way be affected by the Transactions.

Section 2.23.                                Transactions with Insiders.  Except as set forth in Schedule 2.23, no Insider: (i) owns, directly or indirectly, any debt, equity or other interest or investment in any corporation, association or other entity which is a competitor, lessor, lessee, customer, supplier or advertiser of Root9B, or otherwise has a business relationship with Root9B; (ii) has pending or, to the Knowledge of Root9B, threatened any Claim against or owes any amount to, or is owed any amount by, Root9B, other than for amounts accrued in the ordinary course of employment; (iii) has any interest in or owns any property or right used in the conduct of the operations of the Business; (iv) has lent or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, Root9B, which loans, debts or guarantees are now outstanding or will be outstanding at the Effective Time; or (v) is a party to any contract concerning the operations of the Business (other than employment agreements listed in any schedule to the Disclosure Schedule).

Section 2.24.                                Regulatory Reports.  Root9B has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority, and has paid all fees or assessments due and payable in connection therewith.

Section 2.25.                                Customers of Root9B.  Except as set forth on Schedule 2.25, Root9B does not Know of any fact, condition or event (including, without limitation, the consummation of the Transactions) which would adversely affect the relationship of Root9B with any existing or potential customer.

Section 2.26.                                Powers of Attorney; Guaranties.  Except as set forth on Schedule 2.26, Root9B has not granted any power of attorney, revocable or irrevocable, that currently remains outstanding, nor does there exist any obligation or liability on the part of Root9B, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, firm, organization or other entity.

Section 2.27.                                Bank Accounts.  Schedule 2.27 sets forth a full description of each bank account of Root9B and the signers thereon, and the number of signers needed to authorize payments.

Section 2.28.                                Untrue or Misleading Statements.  No representation or warranty contained in this Article II contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
PREMIER AND MERGER SUB

Premier and Merger Sub hereby represent and warrant to Root9B and Hipkins, as of the Execution Date and immediately prior to Effective Time, as follows:

Section 3.1.                      Organization and Qualification.  Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of North Carolina, with all requisite power and authority and legal right to own assets and to lease properties.  Merger Sub has no assets or liabilities other than its rights and obligations under this Agreement.  Merger Sub has no current business or activities other than the Transactions.  Merger Sub is a wholly-owned subsidiary of Premier. Premier is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware.

Section 3.2.                      Authorization.  Each of Premier and Merger Sub has full entity power and authority to execute and deliver this Agreement and the Related Documents and to consummate the Transactions.  The execution and delivery of this Agreement and the Related Documents by Premier and Merger Sub and the performance by Premier and Merger Sub of their respective obligations have been duly authorized by all requisite corporate or legal action.   This Agreement and the Related Documents have been duly and validly executed and delivered by Premier and Merger Sub and constitute the legal, valid and binding obligation of Premier and Merger Sub, enforceable against Premier and Merger Sub in accordance with their terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, or similar laws relating to creditors' rights and remedies generally.

Section 3.3.                      No Violation.  Neither the execution and delivery of this Agreement and the Related Documents by Premier and Merger Sub, nor the performance by Premier of its obligations hereunder, will:

           (a)           violate or result in any breach of any provision of the Governance Documents of Premier or Merger Sub; or

           (b)           violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or Governmental Authority applicable to Premier or Merger Sub.

Section 3.4.                      Consents and Approvals.  Except as listed on Schedule 3.4, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority not heretofore delivered to Root9Bs is necessary for Premier's and Merger Sub’s consummation of the Transactions.

Section 3.5.                      Brokers' Fees and Commissions.  Neither Premier nor any of its shareholders, directors, officers, employees or consultants has employed any investment banker, broker, finder or intermediary, and such no fee or other commission is owed to any third party, in connection with the Transactions.

Section 3.6.                      Untrue or Misleading Statements.  No representation or warranty contained in this Article III contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or necessary in order to make the statements herein, in light of the circumstances under which they are made, not misleading.

Section 3.7.                      SEC Reports.  As of the time it was filed with the Securities and Exchange Commission (the “SEC”) (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each document filed by Premier with the SEC (the “Securities Documents”):  (i) complies in all material respects with the applicable requirements of the Securities Act or the Exchange Act  (as the case may be); and (ii) does not contain untrue statements of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  Since March 31, 2013, there has not occurred any Material Adverse Event which would require public disclosure and which has not been disclosed in SEC filings. To the knowledge of Premier, the SEC is not planning any investigation or inquiries into the financial statements or filings of Premier, but is reviewing recent filings relating to a restatement related to accounting for certain warrants.

Section 3.8                      Registration.  The Merger Shares are being issued from the authorized but unissued shares of Premier.  The Merger Shares are duly authorized and when issued will be fully paid and nonassessable.  The Merger Shares are of the same class and series, and have the same rights, preferences and privileges set forth in Premier’s certificate of incorporation, as amended to date, and as the Premier common stock currently registered and trading on the OTC Bulletin Board market.

Section 3.9                      Option Plan.  The Option Plan has been approved by the stockholders of Premier. Premier has reserved sufficient shares of its common stock for issuance under the Option Plan as referred to in this Agreement. The Option Plan permits the issue of incentive stock options to employees of subsidiaries.  Options issued pursuant to the Option Plan are exempt from registration requirement of Section 5 of the Securities Act.  All of the shares of Premier common stock reserved for issuance under the Option Plan have been registered on Form S-8 and will be freely tradable and not subject to any resale restrictions.

Section 3.10                      Rule 16a-1 and Rule 144.  It is not the intention of Premier that any person who will be a member of Root9B at the Effective Time will perform policy-making functions for Premier and, based on that intention, it is the expectation of Premier that no such person will be designated by Premier as an “officer” of Premier, as that term is defined in Rule 16a-1 promulgated under the Exchange Act.  No person who is a member of Root9B at the Effective Time will be considered an “affiliate” for purposes of the application of Rule 144.

Section 3.11                                Capitalization.  The fully-diluted capitalization of Premier is as shown on Schedule 3.10.

ARTICLE IV
PRE-CLOSING COVENANTS

The following covenants will be in force for the period between the Execution Date until the earlier of the Effective Time or the termination of this Agreement:

Section 4.1.                      Conduct of the Business Prior to the Effective Time.  Root9B agrees that, except as expressly contemplated or permitted by this Agreement or to the extent that Premier shall otherwise consent in writing, Root9B shall carry on the Business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted in all material respects and not make any increase in compensation.  Root9B agrees to promptly notify Premier within two (2) business days of any event or series of events which has resulted in any of the representations and warranties as to Root9B being misleading in any material respect (receipt of such notice will not be a waiver with respect to the same).  Without limiting the generality of the foregoing, prior to the Effective Time, and except as expressly contemplated or permitted by this Agreement, Root9B will not, without the prior written consent of Premier, take any action that would require a change to Schedule 2.8.

Section 4.2.                      Access to Information.  At reasonable times without causing unreasonable disruption to the Business, Root9B shall give Premier and its authorized representatives full access to all personnel, offices and other facilities, and to all books and records of Root9B (including, without limitation, Tax Returns and accounting work papers) and will permit Premier to make, and will fully cooperate with regard to, such inspections in order to conduct, among other things, interviews of individuals and visual inspections of facilities as Premier may reasonably require and will fully cooperate in such interviews and inspections and will cause Root9B's officers to furnish to Premier such financial and operating data and other information with respect to the Business and the Assets as Premier may from time to time reasonably request.

Section 4.3.                      Maintenance of Employee and Customer Relations.  Root9B shall use all commercially reasonable efforts to retain the services and goodwill of its employees and consultants and to maintain the goodwill of its customers, and shall not take, nor permit any manager, officer, employee, agent or contractor of Root9B to take, any action (i) with respect to any employee, which action is intended to solicit, entice, persuade or induce such employee to terminate his or her employment with Root9B, and (ii) with respect to its customers, which action is intended to cause its customers, to terminate or substantially diminish their business dealings with Root9B.

Section 4.4.                      All Reasonable Efforts.  Each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under Laws to consummate the Transactions including, without limitation, fulfillment of the Conditions of Closing set forth in Article V.

Section 4.5.                      Consents and Approvals.  The parties each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the Transactions.

Section 4.6.                      Public Announcements.  Premier and Root9B will consult with each other and will mutually agree upon the content and timing of any press releases or other public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or based upon the advice of counsel that such disclosure would be required under applicable securities Laws.

Section 4.7.                      Confidentiality.  Root9B shall not use, publish, or disclose to any other person any confidential or proprietary information; provided, however, that the foregoing restrictions shall not apply to information: (a) that is necessary to enforce the rights of Root9B under, or defend against a claim asserted under, this or any other agreement with Premier; or (b) that is necessary or appropriate to disclose to any Governmental Authority having jurisdiction over Root9B, or as otherwise required by Law.

Section 4.8.                      Disclosure Supplements.  Each party will promptly provide written supplemental disclosure with respect to any matter of the type called for in the Disclosure Schedule although occurring after the Execution Date, which disclosure shall not, however, be deemed to have modified the Disclosure Schedule in any respect.

Section 4.9.                      Restrictions on Transfer.  Except as expressly provided in this Agreement, Root9B will not directly or indirectly sell, assign, transfer, give, pledge, encumber or otherwise dispose of any portion of the Assets except in the ordinary course of the Business nor to enter into any merger or similar transaction affecting Root9B or which would adversely affect consummation of the Transactions, and Root9B further agrees not to enter into any agreement relating to these matters or to conduct any discussions related to any of these matters.

Section 4.10.                                Employees Continued Association with the Business.  Premier, on behalf of the Surviving Entity, will make an offer of at will employment to Eric Fleming, James McCarter, Erika Hipkins and Dane Stuckey on terms no less favorable that those shown on Schedule 2.13(d).  Root9B will facilitate Premier’s negotiation for employment of such employees if any.  Premier will have no obligation to such employees for any compensation, benefits, severance, or similar items for or relating to the period on or prior to the Effective Time, and Root9B shall not be considered a third party beneficiary of any employment or benefits provided such employees.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1                      The obligation of each of Premier and Merger Sub to consummate the Transactions is subject to the satisfaction of each of the following conditions, any one or more of which may be waived at the sole option of Premier or Merger Sub:

           (a)           Representations and Warranties.  The representations and warranties of Root9B contained in this Agreement shall be true and correct in all material respects when initially made and as of the Effective Time.

           (b)           Covenants.  Root9B shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Root9B on or prior to the Effective Time.

           (c)           Proceedings.  No action, proceeding or order by Governmental Authority or any other person shall have been instituted, threatened whether orally or in writing, or entered concerning Root9B or the Business or restraining any of the Transactions.

           (d)           No Material Adverse Change.  No adverse change in the results of operations, assets, properties, financial condition, business or prospects of Root9B shall have occurred, and Root9B shall not have suffered any material loss or damages to any of its properties or Assets, whether or not covered by insurance and whether or not such change shall have been caused by the deliberate act or omission of Root9B, since the Balance Sheet Date.

           (e)           Government Approvals and Required Consents.  All necessary consents of any filings with any Governmental Authority or other person required to be made or obtained by Root9B relating to the consummation of the Transactions shall have been obtained and made and no action or proceeding shall have been instituted or threatened which could affect, restrain or prohibit any of the Transactions.

           (f)           No Outstanding Accounts Payable, Etc.  As of the Effective Time, Root9B shall have no (a) accounts payable that are outstanding for more than sixty (60) days; or (b) debts, liabilities or obligations, contingent or otherwise, except as incurred in the normal course of the Business and disclosed, in writing, to Premier prior to Effective Time.

           (g)           Termination of Employment Agreements.   As of the Effective Time, all employment agreements between Root9B and any employee will have been terminated, except for the Employment Agreements;

           (h)           Closing Deliveries.  Each of Premier and Merger Sub shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in Article 1, duly executed and delivered in form reasonably satisfactory to Premier and Merger Sub.

Section 5.2                      The obligation of Root9B to consummate the Transactions is subject to the satisfaction of each of the following conditions, any one or more of which may be waived at the sole option of Root9B:

           (a)           Representations and Warranties.  The representations and warranties of Premier and Merger Sub contained in this Agreement shall be true and correct in all material respects when initially made and as of the Effective Time.

           (b)           Covenants.  Each of Premier and Merger Sub shall have performed and complied in all material respects with all covenants required by this Agreement to be performed and complied with by Premier and Merger Sub on or prior to the Effective Time.

           (c)           Proceedings.  No action, proceeding or order by any court or other governmental agency or body shall have been instituted, threatened whether orally or in writing, or entered concerning either Premier or Merger Sub, or its business or restraining any of the Transactions.

           (d)           Government Approvals and Required Consents.  All necessary consents of and filings with any Governmental Authority or other person required to be made or obtained by Premier or Merger Sub relating to the consummation of the Transactions shall have been obtained or made and no action or proceeding shall have been instituted or threatened which could materially affect, restrain or prohibit any of the Transactions.

           (e)           Closing Deliveries.  Root9B shall have received all schedules, documents, certificates, instruments, assignments and agreements referred to in Article 1, duly executed and delivered in form reasonably satisfactory to Root9B .

           (f)           Issuance of Membership Interest.  The changes in the ownership reflected in Schedule 2.4 will have been put into effect.

           (g)           Distributions and Payment of Bonuses.  Root9B will have made a distribution to its current sole member as may be described in Schedule 2.8.

           (h)           Tax Elections.  The changes to the tax status and elections reflected in Schedule 2.4 will have been completed.

(i)           Employees.  Each of the individuals listed on Schedule 2.13(d) will have accepted his or her offer of employment.

ARTICLE VI
POST CLOSING COVENANTS

Section 6.1.                      Working Capital and Loans.  Within 1 business day of the Effective Time, Premier will make an additional contribution to the capital of the Surviving Entity in an amount of $400,000 (less the Positive Working Capital Amount), and will thereafter make additional capital contributions, as and when needed, of up to an additional $500,000, for working capital purposes of the Surviving Entity.  Within 60 days after the Effective Time, Premier will have either: (i) paid the Chase Line of Credit and Chase Equipment Financing in full; or (ii) removed Hipkins and Chad Carroll as personal guarantors of those debts.

Section 6.2.                      Stock Option Grants.  Premier will reserve 200,000 shares of its common stock under the Option Plan for option grants to employees of the Surviving Entity to be issued on terms mutually agreeable to Premier and the CEO of Surviving Entity.

Section 6.3                      Conduct of Subsidiary Business Post-Closing.  Premier will maintain the separate existence of the Surviving Entity.

Section 6.4                      Registration of Shares.  If Premier at any time within two years from the Effective Time  proposes for any reason to register any of its securities under the Securities Act of 1933, as amended (the “Securities Act”)  (other than pursuant to a registration statement on Forms S-4, S-8 or similar or successor or another form which is not available for registering Merger Shares for sale to the public), it shall, each such time promptly give written notice to each original holder of Merger Shares of its intention to do so, and, upon the written request, given within thirty (30) days after receipt of any such notice, of the original holder(s) of the Merger Shares to register such holder’s Merger Shares (which request shall specify the number of Merger Shares intended to be sold or disposed of by such holder), Premier shall use reasonable commercial efforts to cause the requested number of Merger Shares to be registered under the Securities Act to permit the sale or other disposition by the prospective selling holder. provided that (A) such shares shall not be so included if in the good faith judgment of the underwriter, the inclusion of such shares will adversely affect the offering (B) such shares shall be subject to reduction or elimination if the same is required under registration rights granted by Premier in connection with the offering for which such registration statement was filed, and (C) the holder of the Merger Shares shall provide appropriate disclosure, shall agree to indemnify Premier and any underwriter, and shall pay its own commissions and the cost of registering the Merger Shares in any jurisdiction where Premier would not otherwise have registered shares in connection with the offering for which the registration statement was filed.  Notwithstanding the foregoing, Premier shall have the sole and absolute right to withdraw such registration statement at any time. Premier shall not be obligated to register any Merger Shares that can then be sold under the provisions of Rule 144 of the General Rules and Regulations under the Securities Act.

Section 6.5                      Further Action.  If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation, the execution of additional instruments, the proper officers and directors of Premier and Root9B shall take all such necessary action.

ARTICLE VII
SURVIVAL; INDEMNIFICATION

Section 7.1                      Survival of Representations and Warranties.  All representations, warranties, covenants and agreements contained in this Agreement and the Related Documents shall be deemed to have been relied upon by the parties and shall survive the Closing only until the 1-year anniversary of the Effective Time and shall thereafter be of no further force or effect, except as follows:
•           the representations and warranties set forth in Sections 2.10 (Title to Assets), 2.13 (Benefit Plans), 2.14 (Taxes), 2.15 (Environmental Matters) and 2.19 (Proprietary Rights)will survive until the 2-year anniversary of the Effective Time;
•           the indemnification obligations of any party for knowing and intentional or fraudulent breaches of representations or warranties will each survive until the expiration of the applicable statute of limitations; and
•           any claims made within the applicable survival period will survive until finally resolved.

Section 7.2                      Indemnification by Root9B Indemnitor.   Except as limited in this Agreement, from the Effective Time until the dates noted in Section 7.1, the Root9B Indemnitor agrees to indemnify, defend, and hold the Premier Indemnified Parties harmless from and against any and all Losses  sustained by the Premier Indemnified Parties resulting from a Claim arising from: (a) Root9B’s breach of any representation, warranty, covenant or agreement made by Root9B or Hipkins in this Agreement or the Related Documents; and (b) the operation of the Business or the ownership, maintenance, use or operation of the Assets prior to the Effective Time; and (c) any Existing Litigation.

Section 7.3                      Indemnification by Premier.  Except as limited in this Agreement, from the Effective Time until the dates noted in Section 7.1, Premier agrees to indemnify, defend, release and hold the Root9B Indemnified Parties harmless from and against any and all Losses sustained by the Root9B Indemnified Parties arising from Premier’s breach of any representation, warranty, covenant or agreement made by Premier or Merger Sub in this Agreement or the Related Documents.

Section 7.4                       Indemnification Procedure.

           (a)           Notice. If an Indemnified Party has a Claim or Loss for which the Indemnified Party is entitled to indemnification from an Indemnitor, the Indemnifying Party will notify the Indemnitor in writing (the “Claim Notice”) promptly after becoming aware of the Claim or Loss. A failure or delay to promptly notify an Indemnitor of a Claim or Loss will only relieve the Indemnitor of its obligation pursuant to this Article VII to the extent, if at all, that the Indemnitor is prejudiced by reason of the failure or delay.

           (b)           Defense of Claim.  Promptly after receipt of any a Claim Notice, the Indemnitor shall defend, contest, settle, compromise or otherwise protect the Indemnified Party against any such Claim or Loss at its/his own cost and expense with counsel reasonably satisfactory to the Indemnified Party.  Each Indemnified Party will have the right, but not the obligation, to participate, at its own expense, in the defense by counsel of its own choosing; provided, however, that the Indemnitor will be entitled to control the defense.  The Indemnified Party shall reasonably cooperate with the Indemnitor’s requests at the Indemnitor’s expense concerning the defense of the Claim.  No settlement shall be made without the consent of the Indemnified Party, not to be reasonably withheld or delayed.

           (c)           Failure to Defend.  If the Indemnitor does not timely defend, contest or otherwise protect against a Claim after receipt of the Claim Notice, the Indemnified party will have the right, but not the obligation, to defend, contest or otherwise protect against the same, make any compromise or settlement, and recover the entire Loss from the Indemnitor.

Section 7.5                      Limits on Indemnification. The obligation of each of Premier and the Root9B Indemnitor to provide indemnification will in no event exceed the Escrow Share Value as measured at the Effective Time, except in the case of fraud or willful malfeasance in which case there will be no limit.  Premier will satisfy its indemnification obligations by the payment of newly issued shares of Premier Common stock, up to the number of Escrow Shares.  The Root9B Indemnitor will satisfy his indemnification obligations by the surrender of Escrow Shares, with each share equaling the FMV on the date that the Claim is to be paid.  If payments are required to be made which exceed the Escrow Shares (ie: fraud or willful malfeasance) or which exceed, for Premier, a number of shares equal to the Escrow Shares (ie: fraud or willful malfeasance) the same shall be made in cash.

ARTICLE VIII
TERMINATION

Section 8.1                      Termination.  This Agreement may be terminated and the Transactions may be abandoned:

           (a)           by mutual written consent of Premier and Root9B;

           (b)           by Premier if any of the representations or warranties of Root9B are not in all material respects true, accurate and complete or if Root9B breaches any pre-closing covenant or agreement in any material respect, and the same is not cured within 20 days after notice;

           (c)           by Root9B if any of the representations or warranties of Premier or Merger Sub are not in all material respects true, accurate and complete or if Premier or Merger Sub breaches any pre-closing covenant or agreement in any material respect; and the same is not cured within 20 days after notice;

           (d)           by Root9B if (A) the Closing has not occurred by November 20, 2013 and (B) the failure of the Closing to occur was not due to Root9B’s breach of this Agreement; or

           (e)           by Premier if (A) the Closing has not occurred by November 20, 2013 and (B) the failure of the Closing to occur was not due to either Premier’s or Merger Sub’s breach of this Agreement.

Section 8.2                      Effect of Termination. Any party that properly unilaterally terminates this Agreement will provide written notice to the other party or parties. In the event of a proper termination of this Agreement, the Transactions will not take place. Notwithstanding such termination and anything contained to the contrary in this Agreement, each party shall have the right to seek all legal remedies available for breach of this Agreement by the other party, including but not limited to such damages as are permitted by applicable law.  An improper termination of this Agreement shall be construed as a material breach of agreement.

ARTICLE IX
MISCELLANEOUS

Section 9.1                      Entire Agreement; Assignment.

           (a)           This Agreement, the Schedules and the Exhibits constitute the entire agreement among the parties in respect of its subject matter and supersede all other prior agreements and understandings, both written and oral, among the parties in respect of that subject matter.

           (b)           Neither this Agreement nor any of the rights, interests or obligations in this Agreement shall be assigned prior to the Effective Time by operation of Law (including by merger or consolidation) or otherwise.  Any assignment in violation of the preceding sentence shall be void.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.2                      Notices.  All notices and other communications shall be in writing and shall be deemed given on the next business day after being sent by a recognized overnight delivery service to the following addresses or to another address that is provided pursuant to this section:

if to Premier or Merger Sub, to:	Premier Alliance Group, Inc. 45212 Sharon Road, Suite 300 Charlotte, North Carolina 28211 Attn: Mark S. Elliott
with copies to:	Ruskin Moscou Faltischek, P.C. East Tower, 15 Floor 1425 RXR Plaza Uniondale, NY 11556-1425 Attention: Stuart M. Sieger, Esq.
if to Root9B:	Root9B, LLC 5755 Mark Dabling Blvd. Suite 200 Colorado Springs, CO 80919
if to Eric Hipkins:	Eric Hipkins 320 Panther Court Woodland Park, CO 80863
with copies to for either Root9B or Eric Hipkins:	Sparks Willson Borges Brandt & Johnson, P.C. 24 S. Weber Street Suite 400 Colorado Springs, Co 80903 Attention: Michele Berdinis, Esq.

Section 9.3                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof; provided, however, that the entity laws of the state of a party’s organization shall govern for purposes of entity governance and matters of entity law.  Any proceeding hereunder shall be brought only in the federal and state courts of New York.  In the event of a dispute hereunder or relating hereto, the party prevailing shall be entitled to recover its reasonable legal fees and expenses from the party not prevailing.

Section 9.4                      Expenses.  Root9B shall be solely responsible for the legal, accounting and other fees and expenses incurred by Root9B in connection with the execution of this Agreement and the consummation of the Transactions.  Premier and Merger Sub shall be solely responsible for the legal, accounting and other fees and expenses incurred by Premier and Merger Sub in connection with execution of this Agreement and the consummation of the Transactions.

Section 9.5                      Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 9.6                      Amendment; Waivers.  This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all of the parties.  Any waiver of any terms and conditions must be in writing, and signed by the parties.  The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions.

Section 9.7                      Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.8                      Specific Performance.  The parties agree that irreparable damage would occur in the event that the Transactions are not performed in accordance with their specific terms or were otherwise breached.  A non-breaching party shall be entitled to injunctions, specific performance or other equitable relief in addition to any other remedy to which they are entitled at law or in equity.

Section 9.9                      Counterparts.  This Agreement may be executed in two or more counterparts, including via facsimile or other electronic means, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.10                      Further Assurances.  Each party to this Agreement agrees (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents and (c) to do such other acts and things as the other party reasonably requests for the purpose of carrying out the intent of this Agreement.

Section 9.11                      Interpretation.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 9.12                      Parties in Interest; No Third Party Beneficiaries.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of the parties hereto and shall be binding upon their respective heirs, legal representatives, successors and assigns.  Except as otherwise expressly provided herein, neither this Agreement nor the Transactions shall be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

ARTICLE X
DEFINITIONS

The following words will have the following definitions:

“Articles of Merger” means the articles of merger required by the NCLLCA to be filed in North Carolina to give effect to the Merger and the articles of merger required by the CCAA that must be filed in Colorado to give effect to the Merger.

“Assets” means all of the assets used in the Business or reflected in the Financial Statements.

“Benefit Plan” means all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of the Root9B, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Root9B within the meaning of Section 414 of the Code, or with respect to which the Root9B has or may in the future have liability.

“Business” means the business of Root9B as presently conducted.

“Cash Consideration” means $343,000.

“CCAA” is the Colorado Corporations and Associations Act.

“Chase Equipment Loan” means the equipment loan from JP Morgan Chase to Root9B.

“Chase Line of Credit” means the line of credit from JP Morgan Chase to Root9B.

“Claims” means all suits, actions, claims, disputes, litigation, hearings, inquiries, proceedings, arbitrations or investigations.

“Closing” means the closing of the Transactions as provided in Article I.

“Code” means the Internal Revenue Code of 1986, as amended and regulations issued pursuant to that code.

“Disclosure Schedule” means the Disclosure Schedule attached to this Agreement.

“Effective Time” means the date that the Merger becomes effective.

“Employment Agreements” means the employment agreements between the Surviving Entity and Eric Hipkins and the Surviving Entity and Michael Morris in the forms attached as Exhibits B and C respectively.

“Encumbrances” means liens, pledges, security interests, mortgages, claims, debts, charges, agreements or other encumbrances or restrictions on transfer of any kind whatsoever.

"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. § 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Resources Conservation and Recovery Act, 42 U.S.C. § 9601 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq., each as amended; or any other applicable federal, state, or local Laws, regulations, ordinances, decrees, rules, judgments, orders or directives now or hereinafter in effect relating to the protection of human health, safety or the environment, or otherwise relating to hazardous substances generation, production, use, storage, treatment, transportation or disposal.

“Escrow Agent” means Ruskin Moscou Faltischek, P.C.

“Escrow Agreement” means the Escrow Agreement in the form attached to this Agreement as Exhibit E.

“Escrow Shares” means 750,000 Merger Shares.

“Escrow Share Value” means the number of shares that constitute the Escrow Shares × FMV.

“FMV” means the average closing price of the Premier Common Stock on the OTC Bulletin Board for the 5 trading days ending 2 trading days prior to the date in question.

“Governance Documents” means the articles/certificate of organization and operating agreement for a limited liability company and the articles/certificate of incorporation and bylaws for a corporation.

“Governmental Authority” means any federal, state or local court or governmental, quasi-governmental or regulatory department or authority.

“Hazardous Substances" means any wastes, substances, or materials (whether solids, liquids or gases) that are defined or regulated as hazardous or toxic under any Environmental Law, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in any Environmental Laws, including, without limitation, polychlorinated biphenyls (PCBs), asbestos, lead-based paints and petroleum and petroleum products.”

“Indemnified Party” means a Premier Indemnified Party and/or a Root9B Indemnified Party.

“Indemnitor” means Premier and/or the Root9B Indemnitor.

“Insider” means: (i) any manager, officer, employee or consultant of the Root9B; (ii) any member of the immediate family of any such person; (iii) any corporation, partnership, trust or other entity in which the Root9B, or any person or entity listed in (i) or (ii) has a greater than 5% interest or is a director, manager, officer, employee, agent, joint venturer or partner or trustee; (iv) any entity which controls, or is controlled by, or is under common control with any of the individuals or entities described in the (i) or (ii).

“Know” or “Knowledge” refers to the actual knowledge of Hipkins or that which he would know using reasonable commercial efforts.

“Laws” means any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit, consent or license or other governmental authorization or approval.

“Losses” means damages and expenses (including, without limitation, reasonable attorneys' and other advisors' fees and expenses).

“Material Adverse Effect” means any material adverse change to the Business, Assets, financial condition, results of operations or prospects of the Root9B.

“Merger Consideration” means the Merger Shares and the Cash Consideration.

“Merger Shares” are a number of shares of Premier Common Stock equal to $1,390,000 ÷ FMV.

“NCLLCA” is the North Carolina Limited Liability Company Act.

“Non-Competition Agreements” means the Non-Competition Agreement between Eric Hipkins and Premier and the Non-Competition Agreement between Michael Morris and Premier in the form attached as Exhibit D.

“Option Plan” means the 2008 Stock Option Plan of Premier.

“Premier Common Stock” means the $0.01 par value common stock of Premier which is the same series and class that is currently being traded on the OTC Market.

“Premier Indemnified Parties” means Premier and its directors, officers, employees, owners, agents, affiliates, successors and assigns.

“Related Documents” means any and all agreements, certificates, instruments and other documents that are provided as part of the Closing.

“Releases” are general releases, from each holder of Root9B Interests, in the form of Exhibit F.

“Root9B Facilities” are 5575 Mark Dabling Blvd., Suite 250, Colorado Springs, CO and 3463 Magic Dr., Suite 225, San Antonio, TX.

“Root9B Indemnitor” means Hipkins.

“Root9B Indemnified Parties” means members of Root9B at the Effective Time and their heirs and both their successors and assigns.

“Root9B Interests” means all economic, governance and other rights of ownership and equity participation in Root9B and all contracts relating to the same.

“Tax Return” means any return, declaration, report, information return or statement relating to Taxes that is required to be filed with any Taxing Authority.

“Taxes” means all taxes (and all penalties and interest imposed thereon) or other assessments imposed by any  Taxing Authority, including, but not limited to, those taxes related to income, gross receipts, gross income, sales, use, excise, occupation, services, leasing, valuation, transfer, license, customs duties or franchise.

“Taxing Authority” means any Governmental Authority having jurisdiction with respect to any Tax.

“Transactions” the Merger and all other transactions contemplated by this Agreement.

“Working Capital” means :

Cash and cash equivalents + Closing Accounts Receivables + pre-paid expenses – trade accounts payable.

The formula above intentionally excludes any amount due and owing under the Chase Line of Credit or the Chase Equipment Loan.  The Working Capital Computation is annexed hereto as Schedule A.

“Working Capital Threshold” means $0.00.

[SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the Execution Date.

PREMIER ALLIANCE GROUP, INC. By:______________________________ Mark Elliott, CEO and President	ROOT9B, LLC By:______________________________ Eric Hipkins, Managing Member
ROOT9B PARTNERS, LLC By: Premier Alliance Group, Inc., its sole member By:______________________________ Mark Elliott, CEO and President
The undersigned is made a party to this Agreement solely for purpose of:  Section 1.4(c); Article II; Article VII; Article IX; and Article X.

__________________________________
Eric Hipkins, individually

Exhibits

Exhibit A – Operating Agreement of Merger Sub
Exhibit B – Employment Agreement for Eric Hipkins
Exhibit C – Employment Agreement for Michael Morris
Exhibit D – Non-Competition Agreement
Exhibit E – Escrow Agreement
Exhibit F – Forms of Release

Schedules

Schedule A – Working Capital Computation
Schedule 1.2 – Sharing of Merger Proceeds
Schedule 1.3 – Officers of Surviving Entity
Disclosure Schedule – Schedules relating to Article II and Article III